UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Apollo Medical Holdings, Inc.

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1668 S. Garfield Avenue, 3rd Floor,
Alhambra, California 91801
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2020
To the Stockholders of Apollo Medical Holdings, Inc.:
NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) of Apollo Medical Holdings, Inc. (the “Company,” “we,” “our,” or “us”) will be held at the Company’s offices located at 1668 S. Garfield Avenue, 3rd Floor (Ballroom), Alhambra, California 91801, at 10:00 a.m., Pacific Time, on Monday, June 15, 2020 for the following purposes:
1.
To elect eleven directors to our Board of Directors (the “Board”); each to hold office until the 2021 annual meeting of our stockholders (“Proposal 1”);

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To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020 (“Proposal 2”); and

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To transact such other business as may properly come before the meeting, or any postponement or adjournments of the meeting.

These matters are described more fully in the proxy statement accompanying this notice. The Board has fixed the close of business on April 27, 2020 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the 2020 Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the meeting. If you are such a stockholder, you are urged to submit a proxy card as enclosed, even if your shares were sold after such date. If your broker, bank or other nominee is the holder of record of your shares (i.e., your shares are held in “street-name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. We recommend that you instruct your broker, bank or other nominee, by following those instructions, to vote your shares for the accompanying proxy card.
THE BOARD RECOMMENDS YOU VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AS SET FORTH ON PROPOSAL 1 AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON PROPOSAL 2. WHETHER OR NOT YOU PLAN TO ATTEND THE 2020 ANNUAL MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR INTERNET AS INSTRUCTED ON THE ACCOMPANYING PROXY CARD OR THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS, OR COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS INSTRUCTED THEREON.
We are monitoring on-going developments regarding the novel coronavirus (COVID-19). As part of our precautions, we are planning for the possibility that the 2020 Annual Meeting may be held virtually online. If we take this step, we will announce the decision to do so as soon as possible via a press release and posting details on our website that will also be filed with the SEC as proxy material.
Please read the accompanying proxy materials carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented. Even if you plan to attend the 2020 Annual Meeting, we recommend that you vote prior to the meeting to ensure that your shares will be represented.
By Order of the Board,
Kenneth Sim, M.D.
Executive Chairman
April 29, 2020
Alhambra, California

PROXY STATEMENT
FOR
2020 ANNUAL MEETING OF STOCKHOLDERS
OF
APOLLO MEDICAL HOLDINGS, INC.
To Be Held on June 15, 2020

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IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
General
In this proxy statement, we refer to Apollo Medical Holdings, Inc. as the “Company,” “we,” “our” and “us.” This proxy statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the 2020 annual meeting of stockholders of the Company (the “2020 Annual Meeting”), which will be held at 10:00 a.m., Pacific Time, on Monday, June 15, 2020 at 1668 S. Garfield Avenue, 3rd Floor (Ballroom), Alhambra, California 91801, or at adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2020 Annual Meeting of Stockholders (the “Notice”). This proxy statement and the proxy card are first being mailed or made available to stockholders on or about April 28, 2020. In addition, stockholders may obtain additional copies of our Annual Report to Stockholders for the year ended December 31, 2019 (“2020 Annual Report to Stockholders”) and this proxy statement, without charge, by writing to us at our principal executive offices at 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801, Attention: Corporate Secretary, or from our website at https://apollomed.net/sec-filings. Our 2020 Annual Report to Stockholders, which incorporates our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2020 without exhibits, is being provided or made available to stockholders concurrently with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.
Outstanding Securities and Quorum
The close of business on April 27, 2020 was the record date (the “Record Date”) for stockholders entitled to notice of and to vote at the 2020 Annual Meeting. As of the Record Date, we had 53,057,073 shares of common stock, par value $0.001 per share, issued and outstanding, according to the records maintained by our transfer agent. All of the shares of our common stock, issued and outstanding on the Record Date, and only those shares (collectively, the “Voting Shares”), are entitled to vote on each of the proposals to be voted upon at the 2020 Annual Meeting.
Our largest stockholder and a consolidated variable interest entity of the Company, Allied Physicians of California, a Professional Medical Corporation (“APC”), held approximately 17,517,288 shares of our common stock as of the Record Date, representing a controlling interest in our Company. Pursuant to a Voting and Registration Rights Agreement that APC and the Company entered into on September 11, 2019 in connection with the consummation of a series of interrelated transactions further described in “Related Person Transactions” below, APC shall only be permitted to vote up to 9.99% of the outstanding shares of our common stock at any time a vote is taken and will grant a proxy to the Company’s management to vote any excess shares in the same proportion as all other votes cast on any proposal coming before the Company’s stockholders.
As of the Record Date, 1,111,111 shares of our Series A preferred stock and 555,555 shares of our Series B preferred stock, par value $0.001 per share, were held by Network Medical Management, Inc. (“NMM”). As a result of a business combination between the Company and NMM in December 2017, NMM became and is a wholly-owned subsidiary of the Company. Pursuant to the Delaware General Corporation Law, such shares held by NMM shall neither be entitled to vote, nor be counted for quorum purposes, at the 2020 Annual Meeting.
The presence of the holders of a majority of the Voting Shares, in person or represented by proxy, shall constitute a quorum for the transaction of business at the 2020 Annual Meeting, including voting on each proposal to be voted on at the meeting. Broker non-votes and abstentions by stockholders from voting will be counted towards determining whether or not a quorum is present at the 2020 Annual Meeting, as the Voting Shares so held are entitled to vote at the meeting but do not count as affirmative or negative votes cast.
Voting Procedures
Holders of Voting Shares will have one vote for each such share with regard to each matter to be voted upon.

A broker non-vote occurs when shares held by a broker or other nominee are not voted with respect to a particular proposal because the broker or nominee does not have discretionary authority to vote on the matter and has not received voting instructions from beneficial owners. If an executed proxy is returned, indicating that the broker or nominee holding shares in street name does not have discretionary authority as to the shares with respect to a proposal, such shares will be considered present at the 2020 Annual Meeting for purposes of determining a quorum on all matters, but will not be considered to be votes cast. Similarly, abstentions by stockholders from voting and broker non-votes will be counted towards determining whether or not a quorum is present. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from beneficial owners does not have discretion to vote uninstructed shares on that proposal. At the 2020 Annual Meeting, Proposal 2 (the Ratification of the Appointment of Independent Registered Public Accounting Firm) is considered a routine matter. Proposal 1 (the Election of Directors) is considered “non-routine,” and your broker will not have discretion to vote on these proposals in the absence of your voting instructions.
Proposal 1: Elect Our Directors
The directors will be elected by a plurality of the votes cast by the Voting Shares present in person or represented by proxy at the 2020 Annual Meeting, meaning that the nominees receiving the highest numbers of “FOR” votes up to the number of directors to be elected, will be elected. Because our Series A and Series B preferred stock is held by a wholly-owned subsidiary of ours and thus is not entitled to vote, only shares of our common stock, issued and outstanding as of the Record Date, are entitled to vote on this proposal. In voting with regard to Proposal 1 to elect directors, you may vote either FOR all the nominees, WITHHOLD your vote from all the nominees, or WITHHOLD your vote from any one or more specific nominees. Votes that are withheld and broker non-votes will not be included in the vote tally for the election of the directors, and therefore, will have no effect on the outcome of the election of directors.

Proposal 2: Ratify the Appointment of Our Independent Registered Public Accounting Firm
In voting with regard to the ratification of the appointment of our independent registered public accounting firm, stockholders may vote in favor of such proposal or against such proposal or may abstain from voting. The vote required to approve Proposal 2 is the affirmative vote of the shares present or represented by proxy at the 2020 Annual Meeting and entitled to vote on the matter. Because our Series A and Series B preferred stock is held by a wholly-owned subsidiary of ours and thus is not entitled to vote, only shares of our common stock, issued and outstanding as of the Record Date, are entitled to vote on this proposal. Abstentions, if any, will have no effect on the result of this vote. Brokerage firms and other nominees have the authority to vote uninstructed shares held by them in street name on this proposal. Any broker non-votes, if brokers or nominees do not exercise this authority, will have no effect on the result of this vote. We are not required to obtain the approval of stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee of the Board will reconsider its appointment.

All votes will be tabulated by the inspector of elections appointed for the 2020 Annual Meeting, who will separately tabulate affirmative and negative votes, withheld votes, abstentions and broker non-votes, if any.

Voting Methods
If you are a record holder, you can vote by attending the 2020 Annual Meeting and voting in person, or you can vote by proxy in three ways:
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By Internet:   You may vote by submitting a proxy over the Internet. Please refer to the proxy card or voting instruction form provided or made available to you by your broker for instructions of how to vote by Internet.

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By Telephone:   Stockholders located in the United States that receive proxy materials by mail may vote by submitting a proxy by telephone by calling the toll-free telephone number on the proxy card or voting instruction form provided or made available to you and following the instructions.

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By Mail:   If you received proxy materials by mail, you can vote by submitting a proxy by mail by marking, dating, signing and returning the accompanying proxy card.

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In Person at the 2020 Annual Meeting:   If you attend the 2020 Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide you at the meeting. You are encouraged to vote by telephone or Internet or complete, date, sign and return the proxy card provided or made available to you, regardless of whether or not you plan to attend the 2020 Annual Meeting.

With respect to your shares held in “street name,” meaning such shares are held for your account by a broker or other nominee, you will receive instructions from such institution or person on how to vote your shares.
Voting by Proxy and Revocability
Voting Shares represented by proxies submitted over the Internet or by telephone, or for which proxy cards are properly executed and returned to us, will be voted at the 2020 Annual Meeting in accordance with the stockholders’ instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the director nominees named on Proposal 1 and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm on Proposal 2. Management does not know of any matters to be presented at the 2020 Annual Meeting other than those set forth in this proxy statement and the accompanying notice of 2020 Annual Meeting. If other matters should properly come before the meeting, the proxy holders intend to vote all proxies received by them on such matters in accordance with their best judgment. Any stockholder has the right to revoke his, her or its proxy at any time before it is voted at the 2020 Annual Meeting by giving written notice to our Corporate Secretary, and by executing and delivering to the Corporate Secretary a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person. A beneficial owner of our stock may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares in street names or by obtaining a legal proxy from such institution and voting at the meeting.
Householding of Proxy Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or if you and other shareholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker. You may also call (866) 540-7095 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). If you share an address with another shareholder and have received only one set of this year’s proxy materials and you wish to receive a separate copy, please notify us in writing to Apollo Medical Holdings, Inc. at 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801, Attention: Corporate Secretary and we will deliver a separate copy to you promptly.
Internet Availability of Proxy Materials
We are furnishing proxy materials for the 2020 Annual Meeting to all of our stockholders via the Internet by mailing a Notice Regarding the Internet Availability of Proxy Materials (“Notice”), instead of mailing or e-mailing copies of those materials to all stockholders (while we may still mail copies of such proxy materials to some stockholders). The Notice directs such stockholders to a website where they can access our proxy materials, including our proxy statement and our 2020 Annual Report to Stockholders, and view instructions on how to vote via the Internet, mobile device, or by telephone. If you received such a Notice and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the notice. If you have previously elected to receive our proxy materials via e-mail, you will continue to receive access to those materials electronically unless you elect otherwise.
Attending the Annual Meeting
Only our stockholders as of the Record Date are entitled to attend the 2020 Annual Meeting. If you own our stock as a record holder, your name will be on a list of record holders and you will be able to gain entry with government-issued photo identification, such as a driver’s license, state-issued identification card, or passport. If you beneficially own our stock held in street name, in order to gain entry, you must present a valid legal proxy from a record holder of our stock as of the Record Date and government-issued photo identification. You should contact your brokerage account representative, bank or other nominee to learn how to obtain a legal proxy. All stockholders and proxy holders must register at the reception desk and complete the attendance sheet before entering the room for the 2020 Annual Meeting. In fairness to all attendees and in the interest of an orderly and constructive meeting, we ask that you abide by the rules of procedure for the 2020 Annual Meeting, which will be available to you when you register at the reception desk. Cameras, recording devices, and other electronic devices are prohibited at the meeting.
Stockholder List
A list of our stockholders of record as of the Record Date entitled to vote at the 2020 Annual Meeting will be available for examination by any such stockholder for any purpose germane to the 2020 Annual Meeting during ordinary business hours at our corporate headquarters located at 1668 S. Garfield Avenue, Alhambra, California 91801, for a period of ten days prior to the 2020 Annual Meeting, and also at the 2020 Annual Meeting. Please contact the Company’s Corporate Secretary at (626) 282-0288 or by e-mail to investors@apollomed.net if you wish to inspect the list of stockholders prior to the meeting.
Persons Making the Solicitation
We are required by law to convene annual meetings of stockholders at which our directors are elected. The Board is soliciting proxies from our stockholders for the 2020 Annual Meeting. The entire cost of soliciting proxies will be borne by the Company. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials or notices of Internet availability to our stockholders of record and beneficial owners. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone or letters by our officers and regular employees for no additional compensation. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials or notices of Internet availability to beneficial owners of our stock and obtain their voting instructions, and such persons may be reimbursed for their expenses.

PROPOSAL 1

ELECTION OF DIRECTORS
Stockholders will be asked at the 2020 Annual Meeting to elect eleven directors who will constitute the full Board of Directors. Each elected director will hold office until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until his or her earlier resignation or removal.
The following eleven persons have been nominated by the Board for election to the Board: Kenneth Sim, M.D., Thomas S. Lam, M.D., Mitchell W. Kitayama, David G. Schmidt, Mark Fawcett, Michael F. Eng, Li Yu, Earnest A. Bates, M.D., Linda Marsh, John Chiang and Matthew Mazdyasni. All the nominees are incumbent directors. Additional information about these nominees is provided in the table and biographical information that follow.
Board Nomination and Election of Directors
Following a rigorous reviewing process, the Nominating and Corporate Governance Committee recommended the eleven incumbent directors for re-election at the 2020 Annual Meeting as they continue to contribute to the mix of experience, skills and qualifications that we seek to be represented on the Board. Each nominee has been nominated by the Board, acting upon the recommendation of the Nominating and Corporate Governance Committee. Unless authority to vote for this nominee is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of the eleven nominees.
In the event that a nominee is unable or unwilling to serve as a director at the time of the 2020 Annual Meeting, all proxies received by the proxy holders named on the accompanying proxy card will be voted FOR the election of such other person as either proxy holder may designate in such nominee’s place. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for each of the nominees listed below, unless instructions are given to the contrary. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or unwilling to serve as a director. If elected at the 2020 Annual Meeting, a director will serve until the annual meeting of our stockholders to be held in 2021 or until a successor has been duly elected and qualified, or until their earlier resignation or removal. As of the date of this proxy statement, we are not aware of any relationships by blood, marriage, or adoption, not more remote than first cousin, among any of our current directors, the nominees for directors and our executive officers.
Vote Required
Pursuant to the Company’s Restated Bylaws, as amended, eleven directors will be elected by a plurality of the votes cast by the Voting Shares present in person or represented by proxy at the 2020 Annual Meeting. Such voting standard means that the nominees who receive the highest number of votes “FOR” their election up to the number of directors to be elected at the meeting, which is three, will be elected even if any such nominee receives a greater number of votes “withheld” than votes “FOR” his election. Votes withheld and broker non-votes, if any, will not be treated as votes cast and, therefore, will not affect the outcome of the election of directors at the 2020 Annual Meeting.
Recommendation of the Board
THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE NAMED NOMINEES ON PROPOSAL 1.

CORPORATE GOVERNANCE
Code of Ethics and Other Governance Documents
We maintain a corporate governance page on our website at https://apollomed.net/corporate-governance, which includes information regarding the company’s corporate governance practices. Our Code of Ethics for Directors, Executive Officers and Other Employees (which, among others, covers our principal executive officer, principal financial officer, principal accounting officer or controller, if any, or persons performing similar functions), Audit Committee Pre-Approval Policy, Audit Committee Policy Regarding Complaint Procedures for Accounting and Auditing Matters, Related Party Transaction Policy, charters of the three standing committees of the Board and Insider Trading Policy are available on that page of our website, in addition to the Company’s Restated Certificate of Incorporation, as amended, and Restated Bylaws, as amended. Any changes to these documents and any waivers granted with respect to our Code of Ethics will be posted on our website. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Apollo Medical Holdings, Inc. at 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801, Attention: Corporate Secretary. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated by reference into this or any other filing we make with the SEC.
Director Independence
As of the date of this proxy statement, the Board has determined that a majority of its current members and of its director nominees for election at the 2020 Annual Meeting meet the independence requirements of the NASDAQ Stock Market (“NASDAQ”), as currently in effect. Based upon information requested from and provided by each director or nominee concerning his background, employment and affiliations, including family relationships, the Board has affirmatively determined that Mitchell W. Kitayama, David G. Schmidt, Michael F. Eng, Mark Fawcett, Li Yu, Ernest A. Bates, M.D. and John Chiang would qualify as “independent” as defined in NASDAQ Listing Rule 5605(a)(2). In making such determinations, the Board considered all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, not merely from the standpoint of a director or nominee, but also from that of persons or organizations affiliated with the director or nominee.
Subject to some exceptions, NASDAQ Listing Rule 5605(a)(2) provides that a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that a director cannot be an “independent” director if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us within the preceding three years, other than for service as a director or benefits under a tax-qualified retirement plan or non-discretionary compensation (or, for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is a current partner of our independent public accounting firm, or has worked for such firm in any capacity on our audit at any time during the past three years; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer, partner or controlling stockholder of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during our past three fiscal years, exceeds the greater of 5% of the recipient’s consolidated gross revenues for that year or $200,000 (except for payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs). With respect to any relationship not covered above, the determination of whether the relationship is material, and therefore whether a director would be independent, will be made by those directors who satisfy the independence criteria set forth above.

The Board also makes such independence determinations with respect to its committees after taking into account the additional independence standards for members of each such committee, as applicable, pursuant to the rules and regulations of the SEC and NASDAQ listing rules as currently in effect. In order to be considered an independent member of an audit committee under Rule 10A-3 of the Exchange Act, a committee member may not, other than in his or her capacity as a member of the audit committee, the Board, or any other committee of the Board, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the applicable company or any of its subsidiaries or otherwise be an affiliated person of the applicable company or any of its subsidiaries. Based upon information requested from and provided by each director who is currently serving on a committee of the Board concerning his background, employment and affiliations, including family relationships, the Board has affirmatively determined that each of its three standing committees consists solely of “independent” directors who meet NASDAQ Listing Rule 5605(a)(2) and all other applicable independence standards.
Board Meetings
The Board held fourteen meetings and acted by written consent nine times during 2019. Each of our incumbent directors attended 75% or more of the aggregate number of meetings of the Board and the committees on which such director served in 2019. We attempt to schedule each annual meeting of our stockholders at a time and date to accommodate attendance by directors, taking into account the directors’ schedules. Directors are encouraged to attend our annual meetings of stockholders, but the Board has not adopted a formal policy with respect to such attendance.
Our independent directors meet periodically in executive session without management present to discuss our operations, policies and practices, as well as other matters relating to us or the functioning of the Board.
Board Leadership Structure and Lead Independent Director
Dr. Sim and Dr. Lam serve as our Co-Chief Executive Officers, while Dr. Sim also serves as our Executive Chairman of the Board and Dr. Lam serves as a director.
Our Board has not taken a position on the desirability, as a general matter, of having two individuals serve as Co-Chief Executive Officer or of combining the roles of Co-Chief Executive Officer and Executive Chairman in a single individual as compared to separating those roles. Rather, our Board believes that decisions regarding the individuals most appropriate to fill these and other critical senior leadership positions are highly dependent on the specific circumstances of the Company and its leadership at the time of such decisions, including the availability of qualified candidates for the position and the specific talents and experience of the available candidates. The Board believes that the Company benefits from Drs. Sim and Lam’s long-standing experience working together in the healthcare industry, each having gained more than 25 years of senior level management experience leading the Company and, prior to the merger, NMM and its affiliated physician groups. Accordingly, the Board believes that it is in the best interests of the Company and its stockholders for both individuals to serve as Co-Chief Executive Officers.
The Board believes that independent directors and management have different perspectives and roles in the development of the strategic vision and risk management of the Company. The Company’s independent directors provide experience, oversight, and expertise from outside the Company and the Company’s industry, while the Co-Chief Executive Officers provide Company-specific experience and expertise. The Board believes that the combined role of Co-Chief Executive Officer and Executive Chairman promotes the development and execution of the strategic vision and risk management of the Company, and facilitates information flow between management and the Board, functions that are essential to effective corporate governance. The Board further believes that Dr. Sim is currently the director best situated to serve as Executive Chairman as he is the director most familiar with the Company’s business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.
The Board has designated independent director, Mr. Kitayama, as our Lead Independent Director. Mr. Kitayama presides over executive sessions of the independent directors. As Lead Independent Director, Mr. Kitayama has duties and responsibilities, which include consulting with the Executive Chairman and

Co-Chief Executive Officers regarding the schedule and agenda for Board meetings, acting as a liaison between the non-management directors as a group and management, and such other duties and responsibilities as the Board may determine from time to time.
Risk Oversight Function of the Board
The Board has allocated responsibilities for overseeing risk associated with the Company’s business among the Board as a whole and the committees of the Board. In performing its risk oversight function, the Board is responsible for overseeing management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for the Company and its stockholders or that such strategies will motivate management to take excessive risks. The Board periodically reviews information regarding the Company’s financial, operational and strategic risks, including risks related to the recent COVID-19 outbreak. Each of the three committees of the Board is responsible for overseeing the management of risks that fall within the committee’s areas of responsibility, including identifying, quantifying and assisting management in mitigating risks. In performing this function, each committee has full access to management, as well as the ability to engage advisors. As set forth in its charter, the Audit Committee is responsible for managing the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures. In addition, the Audit Committee is responsible for addressing risks associated with related party transactions and concerns and complaints related to accounting and auditing matters. The Audit Committee provides regular updates to the entire Board. The Compensation Committee is responsible for overseeing the risk management related to the Company’s compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and overall effectiveness of the organization of the Board.
Communications with the Board
The following procedures have been established by the Board in order to facilitate communications between our stockholders and the Board:
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Stockholders and any interested parties may send correspondence to the Board or to any individual director, by mail to Corporate Secretary, Apollo Medical Holdings, Inc. at 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801, or by e-mail to investors@apollomed.net.

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Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.

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Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

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junk mail and mass mailings

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resumes and other forms of job inquiries

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surveys

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solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to the Board or any director upon request.
Board Committees
The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which is comprised solely of independent directors. The composition, functions and responsibilities of each committee are summarized below.
Audit Committee
The Audit Committee operates under a written charter, a copy of which is available on our website. The Audit Committee currently consists of Messrs. Schmidt (chairman), Eng and Chiang. The Board has determined that each of the members of the Audit Committee is an audit committee financial expert, as that term is defined in Item 407 of Regulation S-K of the Exchange Act. The Board has determined that all members of the Audit Committee qualify as “independent” directors within the meaning of Rule 10A-3 under the Exchange Act and as defined under NASDAQ listing rules, as currently in effect and applicable to members of audit committees. As required by the Audit Committee charter, no Audit Committee member currently serves on audit committees of more than two other public companies. The Audit Committee met four times and acted by written consent once during 2019.
The Audit Committee’s duties include monitoring and ensuring the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors, and the performance of our internal audit function and external auditors; preparing the report required to be prepared by the Audit Committee under the rules of the SEC for inclusion in our proxy statement; and overseeing our accounting and financial reporting processes and the audits of our financial results. In addition, the Audit Committee has responsibility for reviewing complaints about, and investigating allegations of, financial impropriety or misconduct. The Audit Committee is also responsible for engaging our independent registered public accounting firm and pre-approving audit and non-audit services performed by the firm in order to assure that the provision of such services does not impair their independence. To these ends, the Audit Committee has adopted an Audit Committee Pre-Approval Policy and an Audit Committee Policy Regarding Complaint Procedures for Accounting and Auditing Matters, which are available on our website. Please also see “Report of Audit Committee” below.
Compensation Committee
The Compensation Committee operates under a written charter, a copy of which is available on our website. The Compensation Committee currently consists of Messrs. Kitayama (chairman), Fawcett and Chiang. The Board has determined that all members of the Compensation Committee qualify as “independent” directors as defined under NASDAQ rules, as a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act and as an “outside director” as defined in Treasury Regulation 26 CFR § 1.162-27, implementing Section 162(m) of the Internal Revenue Code of 1986, as amended and currently in effect. The Compensation Committee acted by written consent four times during 2019.
The Compensation Committee establishes the compensation and benefits of our executive officers and makes recommendations to the Board regarding director compensation including for membership on any committee of the Board. The Compensation Committee also administers our compensation plans including equity incentive plans.
In establishing executive and director compensation, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee will generally review market data from peer companies and information from nationally recognized published surveys, adjusted for size. The Compensation Committee then considers other factors, such as each executive officer’s individual expertise, experience, and performance, retention concerns and relevant compensation trends in the marketplace, in making its final compensation determinations. The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. While members of our human resources and finance departments support the Compensation Committee in its work, our executive officers in general are not involved in determining the amount or form of executive and director compensation but may from time to time make recommendations and provide feedback to the Compensation Committee. The Compensation Committee reviews the performance of each executive officer in light of the above factors and determines whether the executive officer should receive any increase in base salary, annual bonus award or receive a discretionary equity award based on such evaluation.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on our website. The Nominating and Corporate Governance Committee currently consists of Messrs. Kitayama (chairman) and Schmidt and Dr. Bates. All members of the Nominating and Corporate Governance Committee meet the independence requirements of NASDAQ. The Nominating and Corporate Governance Committee acted by written consent three times during 2019. The principal ongoing functions of the Nominating and Corporate Governance Committee include developing criteria for selecting new directors, establishing and monitoring procedures for the receipt and consideration of director candidates recommended by management, stockholders and others, considering and examining director candidates, recommending director nominations to the Board, developing corporate governance principles for the Company, overseeing the Company’s compliance with those principles, and establishing, monitoring procedures for the receipt of stockholder communications directed to the Board, and periodically evaluating the Board to determine whether the Board and its committees are functioning effectively.
The Nominating and Corporate Governance Committee has the responsibility to identify appropriate candidates to serve as directors of the Company, and interviews candidates and makes recommendations to the Board regarding director nominations. In considering candidates to serve as directors, the Nominating and Corporate Governance Committee evaluates them against one or more of the following qualifications: personal integrity, sound judgment, business and professional skills and experience, industry knowledge, financial acumen as well as the extent to which the candidate would fill a present need on the Board. The Nominating and Corporate Governance Committee also considers additional factors including the current composition of the Board, the current strategy and future outlook of the Company, the range of experience and skills that would best complement those already represented on the Board and the need for specialized expertise. The Nominating and Corporate Governance Committee has not adopted a formal diversity policy regarding its selection of candidates or consideration of nominations but will consider issues of diversity in identifying and recommending director nominees to the Board, and strive where appropriate to achieve a balance of backgrounds and perspectives on the Board and its committees.
The Nominating and Corporate Governance Committee considers potential candidates recommended by stockholders, directors, officers, advisors, third-party search firms or other appropriate sources. In selecting candidates, the Nominating and Corporate Governance Committee takes into account all factors it deems relevant, such as a candidate’s knowledge, experience, background, independence, possible conflicts of interest and concerns for the long-term interests of our stockholders. Persons recommended by stockholders are generally considered on the same basis as candidates from other sources. If a stockholder wishes to propose a director candidate for consideration by the Nominating and Corporate Governance Committee, the stockholder must follow the procedures and comply with the requirements described in “Stockholder Proposals” at the end of this proxy statement.
In recommending to the Board the eleven director nominees for election at the 2020 Annual Meeting, the Nominating and Corporate Governance Committee considered the factors described above as well as each nominee’s previous service on the Board, which the committee believes provides a desirable level of continuity and institutional knowledge with respect to the Board’s deliberations. The Nominating and Corporate Governance Committee also considered specific qualifications, attributes and skills that each nominee possesses and contributes to the Board as identified in Proposal 1 under the respective nominee’s biography.
Review, Approval or Ratification of Transactions with Related Persons
The Board has adopted a written policy setting forth our procedures for reviewing, and approving or ratifying, transactions with an executive officer, director or nominee for election as a director of the Company, a greater than five percent beneficial owner of the Company’s common stock, or an immediate family member of any of the foregoing (collectively, “Related Persons”). The policy covers transactions, arrangements or relationships in which the aggregate amount involved exceeds or is expected to exceed $120,000 in any fiscal year of the Company, the Company or any of its controlled subsidiaries is a participant, and a Related Person had, has or is expected to have a direct or indirect material interest (a “Covered Transaction”). The Audit Committee is responsible for ratifying or approving a Covered Transaction.
In reviewing a Covered Transaction, the Audit Committee shall consider all relevant facts and circumstances, including:
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the Related Person’s interest and involvement in the transaction; the nature of the Company’s participation in the transaction; the Related Person’s relationship to the Company;

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whether the transaction was undertaken in the ordinary course of business of the Company; the availability of unrelated third parties as alternative counterparties to the proposed transaction;

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whether the transaction is proposed to be, or was, entered into on an arms-length basis or on terms no less favorable to the Company than terms that could have been reached with an unrelated third party under the same or similar circumstances;

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whether the transaction would impair the independence of a director or a nominee for election as a director of the Company under the listing rules of NASDAQ Stock Market;

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the purpose of, and the potential benefits and materiality to the Company of, the transaction;

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the risks and limitations that may arise as a result of or in connection with the proposed transaction, including any potential reputational risk; and

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any other information that would be material to our investors in light of the context of the particular transaction and the Related Person.

Certain Covered Transactions are deemed to be pre-approved by the Audit Committee under this policy, including:
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any compensation paid to an executive officer of the Company for his or her services to the Company if the compensation is, or would be required to be reported in, the Company’s proxy statements and the Compensation Committee has approved, or recommended that the Board approve, such compensation;

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any compensation paid to a director of the Company for services to the Company as a director if the compensation is required to be reported in the Company’s proxy statements;

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any transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis;

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any transaction involving a Related Person where the rates or charges involved are determined by competitive bids; or

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any transaction between the Company or its controlled subsidiary and an entity with an executive officer of the Company serving as a nominee shareholder (including where the officer as a licensed physician, rather than the Company, is required by corporate practice of medicine or similar law to serve as the shareholder of such entity on behalf of the Company or its subsidiary in order to achieve certain corporate, regulatory and/or accounting treatment) and where such officer derives no direct financial benefit from such status; or

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any transaction between the Company or its controlled subsidiary and an entity that has been reported in the Company’s statement of income for its last fiscal year on a consolidated basis (including any variable interest entity of the Company).

The Audit Committee may establish such other categories of transactions that shall be deemed pre-approved.
Certain Related Person Transactions
APC Transactions
NMM, the Company’s principal wholly-owned subsidiary, received a payment of $44.0 million from the Company’s consolidated variable interest entity, APC, in 2019 pursuant to a long-term management and administrative services agreement. On September 11, 2019, the Company, AP-AMH Medical Corporation (“AP-AMH’), a consolidated variable interest entity, and APC, concurrently consummated a series of interrelated transactions (collectively, the “APC Transactions”). As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s other prior reports filed with the SEC, the APC Transactions included the following:

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the Company made a $545.0 million ten-year secured loan to AP-AMH bearing a 10% per annum interest rate (the “AP-AMH Loan”);

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AP-AMH used all of the proceeds of that loan to purchase 1,000,000 shares of Series A Preferred Stock of APC, pursuant to which AP-AMH is entitled to receive preferential, cumulative dividends equal to the sum of APC’s net income from certain healthcare services and any dividends received by APC from certain of APC’s affiliated entities, less certain retained amounts;

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APC purchased 15,015,015 shares of the Company’s common stock for total consideration of $300.0 million in a private placement, pursuant to which APC was granted certain registration rights and agreed that APC votes in excess of 9.99% of the Company’s then outstanding shares would be voted by proxy given to the Company’s management, and that those proxy holders will cast the excess votes in the same proportion as all other votes cast on any specific proposal coming before the Company’s stockholders;

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the Company licensed to AP-AMH the right to use certain tradenames for certain specified purposes for a fee equal to a percentage of the aggregate gross revenues of AP-AMH, pursuant to which a license fee is payable out of any Series A Preferred Stock dividends received by AP-AMH from APC; and

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through its subsidiary, NMM, the Company agreed to provide certain administrative services to AP-AMH for a fee equal to a percentage of the aggregate gross revenues of AP-AMH, which is payable out of any APC Series A Preferred Stock dividends received by AP-AMH from APC.

Dr. Sim is the Executive Chairman and Co-Chief Executive Officer of the Company, the Chairman of NMM and the Chairman of APC; he directly owns 3.7% of the Company and 3.7% of APC. Dr. Lam is the Co-Chief Executive Officer and a director of the Company, the Chief Executive Officer and Chief Financial Officer of APC and the Chief Executive Officer and director of AP-AMH; he directly owns 3.7% of the Company and 3.7% of APC. Dr. Young is the Chief Administrative Officer of the Company and the Senior Executive Vice President of APC; he directly owns 2.0% of ApolloMed and 1.9% of APC. Ms. Marsh is a director of ApolloMed and the Co-Chief Executive Officer of NMM and APC, both of which are ceremonial positions in which she has no ability to exercise control or influence over the management of those entities; she indirectly owns 1.11% of the Company and has no ownership interest in APC. To the extent any officers or directors benefit from the APC Transactions over time, that benefit will be pro rata with all other stockholders of ApolloMed and/or APC.
On September 11, 2019, the Company entered into a secured credit agreement (the “Credit Agreement”) with SunTrust Bank and other lenders, including Preferred Bank, providing for a $190.0 million term loan and five-year $100.0 million revolving credit facility and a letter of credit subfacility of up to $25 million. A portion of the term loan and revolving credit facility was used to finance the AP-AMH Loan. Company director, Li Yu, is the Board Chairman and Chief Executive Officer of Preferred Bank. The Credit Agreement was made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lenders and did not involve more than the normal risk of collectibility or present other unfavorable features.
Other Transactions
Preferred Bank has previously provided loans and lines of credit to NMM and APC and issued letters of credit to APC and other consolidated variable interest entities of the Company as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Company director, Li Yu, is the Board Chairman and Chief Executive Officer of Preferred Bank. Such credit facilities were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lenders and did not involve more than the normal risk of collectibility or present other unfavorable features.
Ms. Marsh is the Senior Executive Vice President at AHMC Healthcare and the Senior Executive Vice President of Health Source MSO Inc. (“Health Source MSO”). The Company and its affiliates (including NMM and APC) work with one or more AHMC Healthcare hospitals in coordinating patient care, including by sharing the surplus and deficits of risk pools with certain AHMC Healthcare hospitals pursuant to a risk sharing agreement. During the year ended December 31, 2019, the Company recognized risk pool revenue under this agreement of $49.3 million. Health Source MSO provides administrative services in connection with the risk pool for which it received a fee of $1.7 million in 2019. On December 18, 2018, NMM, 6 Founders LLC, a California limited liability company doing business as Pacific6 Enterprises (“Pacific6”) and Health Source MSO entered into an operating agreement to govern MWN Community Hospital, LLC. NMM, Pacific6, and Health Source MSO each own a one-third equity share in MWN Community Hospital, LLC. An entity, which is 50% owned by Ms. Marsh, receives compensation in the amount of $25,000 per month (which is jointly paid by NMM and APC) for consulting services provided to NMM and APC.
On or about September 6, 2019, One MSO, Inc. (“One MSO”) acquired real property and improvements located at 1600 Corporate Center Drive, Monterey Park, California, which at the time, was being subleased by a third party to NMM. One MSO is indirectly 50% owned by Drs. Sim and Lam. Effective as of January 1, 2020, the sublease was terminated and replaced with a lease directly between One MSO and NMM, pursuant to which approximately $14.8 million will be paid in rent.
During 2019, NMM rented office space from Medical Property Partners, LLC (“MPP”), and paid approximately $1.1 million in rent to MPP. Drs. Sim, Lam and Young collectively own approximately 23.2% of MPP.
APC-LSMA Designated Shareholder Medical Corporation is solely owned by Dr. Lam, controlled by APC and consolidated as a variable interest entity of the Company. APC-LSMA owns 25% of the IPA business of LaSalle Medical Associates. During 2019, NMM earned approximately $17.3 million in management fees from LMA pursuant to a management services agreement.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
BACKGROUND OF DIRECTORS
The following sets forth certain information concerning the nominees to the Board, all of whom are incumbent directors of the Company. The information presented below regarding each nominee’s specific experience, expertise, qualifications, attributes, and skills led the Board to conclude that such nominee should serve as a director. Additionally, the Board believes that each director nominee has a reputation for integrity, honesty, and adherence to high ethical standards and has demonstrated business acumen and sound judgment, as well as a commitment of service to the Company and the Board. There are no family relationships among our directors or executive officers, except that the spouse of Eric Chin, our Chief Financial Officer, is the niece of director, Linda Marsh.
Name and Position	Age	Positions and Offices with the Company	Director Since	Independent
Kenneth Sim, M.D.	66	Executive Chairman and Co-Chief Executive Officer	2017
Thomas S. Lam, M.D.	70	Co-Chief Executive Officer, President and Director	2016
Mitchell W. Kitayama(2)(3)	63	Lead Independent Director	2017	X
David G. Schmidt(1)(2)	72	Director	2013	X
Mark Fawcett(3)	53	Director	2016	X
Michael F. Eng(1)	73	Director	2017	X
Li Yu	79	Director	2017	X
Ernest A. Bates, M.D.(2)	83	Director	2018	X
Linda Marsh	70	Director	2019
John Chiang(1)(3)	57	Director	2019	X
Matthew Mazdyasni	63	Director	2019

(1)
Member of the Audit Committee.

(2)
Member of the Nominating and Corporate Governance Committee.

(3)
Member of the Compensation Committee.

Kenneth Sim, M.D.   Dr. Sim has served as Executive Chairman of the Board since December 2017 and as Co-Chief Executive Officer since September 2019. He has also served as a member of NMM’s board of directors from 2006 to 2013, as chairman of NMM’s board of directors since 2013 and as chairman of APC’s board of directors since 2014. Dr. Sim is a Fellow of the American College of Surgeons and was awarded the Independent Physician Leadership Award in 2014 by the Los Angeles County Medical Association. Dr. Sim is also a member of the Governing Board of Directors at Alhambra Hospital Medical Center and serves on the National Council of Asian Pacific Islander Physicians. As an entrepreneur, Dr. Sim founded Healthcare City in the City of Industry, California, which helped streamline the healthcare process by providing outpatient health services at one location including a surgical center, senior wellness center, laboratory, radiology and urgent care. He received his bachelor’s degree from the University of California, Los Angeles (“UCLA”) and received his medical training from the Loma Linda University School of Medicine and the Autonomous University of Guadalajara, in Guadalajara, Mexico.
Dr. Sim’s qualifications to serve on the Board include his over 30 years of experience as a practitioner, entrepreneur and administrator in the medical industry, including his two years of operating experience as the Company’s Executive Chairman, and his eleven years of experience prior to NMM’s business combination with the Company as a member of NMM’s board of directors and subsequent service as the chairman of NMM’s board of directors.
Thomas S. Lam, M.D.   Dr. Lam has served as a Board member since January 2016 and as Co-Chief Executive Officer and President of the Company since September 2019. Prior to September 2019, Dr. Lam served as the Company’s Co-Chief Executive Officer from December 2017 to March 2019 and as the Company’s Chief Executive Officer from April 2019 to September 2019. Dr. Lam has also served as Chief Executive Officer of NMM since January 2006 and has been a member of NMM’s board of directors since 2005. Dr. Lam was the Chairman of the board of directors of APC from January 2006 to September 2014 and has been APC’s Chief Executive Officer since January 2006 and APC’s Chief Financial Officer since October 2014. In 2014, Dr. Lam received a Corporate Citizens of the Year Award from the Board of Directors of East Los Angeles College Foundation. In 2015, the YMCA Board of Directors of West San Gabriel Valley honored Dr. Lam as the recipient of Heart of the Community Award. Dr. Lam received his medical training from the New York Medical College and gastroenterology training from the Georgetown University.
Dr. Lam’s qualifications to serve on the Board include his over 25 years of experience as a practitioner, entrepreneur and administrator in the medical industry, including his two years of operating experience as a Chief Executive Officer of the Company and his eleven years of experience prior to NMM’s business combination with the Company as NMM’s chief executive officer and board member.
Mitchell W. Kitayama.   Mr. Kitayama has been a Board member since December 2017. Mr. Kitayama has served as Chairman of the board of directors of Winslow Drake, a boutique investment advisory and wealth management practice, since June 2016, as Chief Executive Officer and President of Advanced Medical Inc. since September 2019, and as Managing Director of MMK & Associates, which advises financial institutions, medical groups and private companies, since May 2009. Prior to founding MMK & Associates, between May 2005 and May 2009, he served as the Chief Executive Officer, Vice Chairman and Director of Metro United Bank, and as the Executive Vice President for its holding company MetroCorp. He has held various positions within the American Diabetes Association and served on the Finance and Investment committees for the Ronald McDonald House Charities of Southern California. He is a Certified Cash Manager and received a B.A. in Biology with a Chemistry Minor and a M.B.A. from Baylor University.
Mr. Kitayama’s qualifications to serve on the Board include his extensive financial expertise and leadership experience gained from his service as board member and executive officer of multiple for-profit and non-profit organizations, including his service as Chief Executive Officer, Vice Chairman and Director of Metro United Bank.
David G. Schmidt.   Mr. Schmidt has been a Board member since May 2013. He has served since January 2011 as a principal of Schmidt & Associates, a consultancy practice that focuses on strategic planning and implementation in the healthcare industry. From April 2015 to June 2019, Mr. Schmidt served as Chief Executive Officer of the TPG-International Health Academy, which organizes trade missions for healthcare executives. From August 2002 to December 2010, he served as Chief Executive Officer and a director of SCAN Health Plan, a provider of Medicare Advantage plans. From 2000 to 2002 he served as Chief Executive Officer of Medicheck, which provided financial service management to healthcare organizations before being acquired. He served on Passport’s board of directors from 2002 to 2006. From 1992 to 1998, he was the Senior Vice President of Sales and Customer Services for Care America/Blue Shield Health Plan and Regional Vice President for FHP Healthcare. He received a B.A. in Economics from UCLA and a M.B.A. from the Anderson School of Management at UCLA. Prior to his healthcare experience he held senior management roles at Avery Dennison and other manufacturing companies. He was also a founding board member of the SCAN Foundation, which is focused on long term care in the United States.
Mr. Schmidt’s qualifications to serve on the Board include his over 37 years of experience in the healthcare industry, including his nine years of experience as a principal with healthcare consulting firm, Schmidt & Associates and his lengthy tenures as Chief Executive Officer of various healthcare service providers, including TPG-International Health Academy, SCAN Health Plan and Medicheck.
Mark Fawcett.   Mr. Fawcett has been a Board member since January 2016. Since 2002, Mr. Fawcett has served as Senior Vice President and Treasurer of Fresenius Medical Care Holdings, Inc. (“FMCH”), a wholly-owned subsidiary of Fresenius Medical Care AG & Co. KGaA (NYSE: FMS) (collectively with FMCH and their respective subsidiaries, “FMS”). FMS is a leading provider of chronic kidney failure products and services. Prior to joining FMS, Mr. Fawcett was a director of corporate finance at BankBoston beginning in 1997. Mr. Fawcett held various positions of increasing responsibility beginning in 1988 with Merrill Lynch in New York and London, and then at The Bank of New York. Mr. Fawcett graduated with a B.A. in psychology from Wesleyan University and a M.B.A. from Columbia Business School at Columbia University.

Mr. Fawcett’s qualifications to serve on the Board include his extensive experience and knowledge of the healthcare industry and his finance expertise developed as a director of corporate finance at BankBoston and as an investment banker with Merrill Lynch. From his experience as Senior Vice President and Treasurer of FMS, Mr. Fawcett has considerable experience with capital raising, merger and acquisition strategies, foreign exchange and interest rate risk management, and broadly with the healthcare sector.
Michael F. Eng.   Mr. Eng has been a Board member since December 2017. Mr. Eng was the Mayor of the City of Monterey Park, California, from 2004 to 2005 and served on the City Council from 2003 to 2006. He was elected to the California State Assembly, serving from 2006 to 2012, during which time he was appointed Chair of the Assembly Committee on Banking and Finance, as well as Chair of the Assembly Committee on Business and Professions and was a member of the Assembly Health Committee and Committee on Revenue and Taxation. Mr. Eng was elected to the Los Angeles Community College District Board of Trustee from 2013 to 2017 and also served as Vice President of the Board. In January 2020, he was appointed to a full time position on the State Board of Appeals, California Unemployment Insurance system. Prior to his elected offices, he was appointed to the State Board of Acupuncture by the Governor of California. Mr. Eng also served as a fiduciary board member of Alhambra Hospital Medical Center and Garfield Medical Center. He currently serves on the community board of San Gabriel Valley Medical Center. He has practiced federal immigration and nationality law at the law firm of Eng and Nishimura and has been an instructor in the College of Business and Economics, California State University, Los Angeles. He was also employed by Kaiser Permanente. His education consists of a Juris Doctor law degree from UCLA and Bachelor’s and Master’s degrees from the University of Hawaii.
Mr. Eng’s qualifications to serve on the Board include his extensive government experience gained from over 16 years of service in various elected offices at the local and state levels, including as member of the California State Assembly and a city councilmember of Monterey Park, California, as well as experience in healthcare policy gained through his service as a member of the California State Board of Acupuncture and as a fiduciary board member of Alhambra Hospital Medical Center and Garfield Medical Center, and as a current community board member of San Gabriel Valley Medical Center.
Li Yu.   Mr. Yu has been a Board member since December 2017. Mr. Yu has served Preferred Bank as its Chief Executive Officer since 1993, its Chairman of its board of directors since 1991 and as its President from 1993 to 2012. From December 1991 to the present, Mr. Yu has served on the Loan Committee and Investment Committee of Preferred Bank. Under his leadership, Preferred Bank grew from a bank with $20 million in initial capital in 1991 to one of the largest independent commercial banks in California with $4.6 billion in total assets. Mr. Yu was also a past President of the National Association of Chinese American Bankers, and member of the Board of Visitors of the Anderson Graduate School of Management at UCLA. Mr. Yu received his M.B.A. from UCLA.
Mr. Yu’s qualifications to serve on the Board include his extensive commercial banking expertise gained through his executive level and other leadership capacities with Preferred Bank, a publicly funded company, including as its Chief Executive Officer and Chairman of the Board.
Ernest A. Bates, M.D.   Dr. Bates has been a Board member since June 2019. He founded American Shared Hospital Services (“ASHS”) in 1977 and has served as its Chief Executive Officer and Chairman of the Board since 1983. A board-certified neurosurgeon, Dr. Bates is an Emeritus of the Board of Trustees of Johns Hopkins University and served on the Board of Visitors of the Johns Hopkins Medical Center and the Johns Hopkins Neurosurgery Advisory Board. He served on the Boards of the University of Rochester, FasterCures and the Salzburg Global Seminar. He currently serves on the Board of Shared Imaging, LLC. From 1981 to 1987, he was a member of the Board of Governors of the California Community Colleges, and he served on the California High Speed Rail Authority from 1997 to 2003. He was also appointed to the Magistrate Judge Merit Selection Panel. Dr. Bates is a member of the Board of Overseers at the University of California, San Francisco School of Nursing. Dr. Bates received his BA from Johns Hopkins University and his M.D. degree from the University of Rochester School of Medicine. He completed an internship in surgery at the Albert Einstein College of Medicine, Bronx Municipal Hospital Center and completed his neurosurgery residency at the University of California, San Francisco Medical Center.
Dr. Bates’ qualifications to serve on the Board include his extensive medical expertise and his broad base of experience in leadership capacities with numerous healthcare service providers and health organizations, including his over 43 years of experience as founder and Chief Executive Officer of ASHS, a publicly traded company.

Linda Marsh.   Ms. Marsh has been a Board member since January 2019. Ms. Marsh also serves as a Co-Chief Executive Officer of NMM and as a Co-Chief Executive Officer of APC. Ms. Marsh is currently the Senior Executive Vice President of AHMC Healthcare Inc. (“AHMC Healthcare”), a fully-integrated hospital health system in Southern California with over 1,200 acute care beds and over 7,000 employees. She joined AHMC Healthcare in 1999 and oversees all financial matters for seven acute care hospitals: San Gabriel Valley Medical Center, Garfield Medical Center, Anaheim Regional Medical Center, Whittier Hospital Medical Center, Alhambra Hospital, Monterey Park Hospital and Greater El Monte Community Hospital. Additionally, Ms. Marsh is responsible for all federal, state and local government relations, as well as all risk management activities. Ms. Marsh is a board member of the Hospital Association of Southern California, a Board member of Private Essential Access Community Hospitals and also a board member of the American Red Cross. She is also an active member in the Healthcare Financial Management Association. In addition, she chairs or is a participating member of numerous hospital governing boards, hospital committees and community organizations. Ms. Marsh received a Bachelor of Science degree in Economics and a Master’s degree in Accounting from the University of Southern California. She also completed a Healthcare Executive Program at the University of Colorado.
Ms. Marsh’s qualifications to serve on the Board include her extensive experience in the healthcare industry and in particular her expertise in hospital administration, government relations and risk management gained through her various executive and board level roles with numerous healthcare organizations, including AHMC Healthcare, the Hospital Association of Southern California and the American Red Cross.
John Chiang.   Mr. Chiang has been a Board member since January 2019. He most recently served as California State Treasurer from 2015 to 2019. From 2007 to 2015, he served as California State Controller. Prior to this, he served on the California Board of Equalization from 1999 to 2006. Mr. Chiang began his career as a tax law specialist for the Internal Revenue Service. He later worked as an attorney for the California State Controller Gray Davis, and also worked on the staff of California Senator Barbara Boxer. Since 2019, Mr. Chiang has served on the board of directors of Zeuss Technologies, Inc. and Aegis Systems, a cybersecurity company. Mr. Chiang graduated with honors with a Bachelor of Arts degree in finance from the University of South Florida and received his J.D. degree from Georgetown University Law Center.
Mr. Chiang’s qualifications to serve on the Board include his finance, tax and legal expertise and significant experience in public office including his over 20 years of experience as Treasurer, Controller, a member of the Board of Equalization of the State of California and a board member on CalPERS and CalSTRS, two of the largest pension plans in the United States.
Matthew Mazdyasni.   Mr. Mazdyasni has served as a Board member since October 2019. Mr. Mazdyasni currently provides strategic and advisory services to various companies (including the Company) and previously served as Executive Vice-President, Chief Administrative Officer and Chief Financial Officer of HealthCare Partners Holding, LLC until February 2014. As a member of the senior executive team, Mr. Mazdyasni significantly contributed to HealthCare Partners’ success, which led to its acquisition by DaVita, Inc. in November 2012 for approximately $5 billion. Prior to joining HealthCare Partners in 1982, he worked for national and local public accounting firms. Mr. Mazdyasni was an active board member of several trade associations including American Physician Group (“APG”), previously called CAPG, where he was a member of the Board of Directors and the Executive Committee of CAPG until 2014. He became the CAPG Chairman of its Board of Directors in 2004. Since retiring in February 2014, Mr. Mazdyasni continued as a board member of the APG Foundation. Mr. Mazdyasni has also distinguished himself as a mentor in health administration leadership. He was a preceptor to the University of Southern California’s Master of Health Administration program for more than 25 years and was named Preceptor of the Year for 2000-2001. Mr. Mazdyasni is a current member of the Health Advisory Board of USC Sol Price School of Public Policy. Mr. Mazdyasni holds a Master of Science in Accounting from the University of Kentucky.
Mr. Mazdyasni’s qualifications to serve on the Board include his extensive experience and expertise in healthcare service provision and healthcare administration, including as Chief Financial Officer of Healthcare Partners Holding, LLC.

BACKGROUND OF EXECUTIVE OFFICERS
The following sets forth the names, positions and ages of, and other information regarding, our executive officers as of April 27, 2020.
Name	Position	Age
Kenneth Sim, M.D.	Executive Chairman and Co-Chief Executive Officer	66
Thomas S. Lam, M.D.	Co-Chief Executive Officer and President	70
Hing Ang	Chief Operating Officer	62
Eric Chin	Chief Financial Officer and Corporate Secretary	40
Adrian Vazquez, M.D.	Chief Medical Officer	50
Albert Young, M.D.	Chief Administrative Officer	73
Kenneth Sim, M.D. and Thomas S. Lam, M.D. See “Background of Directors” above.
Hing Ang, CPA.   Mr. Ang has been our Chief Operating Officer since December 2017. Mr. Ang served as the Executive Vice President of NMM from October 2014 to December 2017 and served as the Chief Financial Officer of NMM from April 2016 to March 2019. Mr. Ang spent his last 11 years with NMM where he gained extensive health care operations experience through his role as Senior Director of Operations since 2007 to his current positions. Prior to joining NMM, Mr. Ang held a variety of senior management positions for a variety of companies internationally. Mr. Ang is a Fellow of the Chartered Association of Certified Accountants in England and he is also licensed as a Certified Public Accountant in California. Mr. Ang received his B.S. in Business Administration from the London School of Accountancy.
Eric Chin, CPA.   Mr. Chin has been our Chief Financial Officer since July 2018 and our Corporate Secretary since July 2019. Mr. Chin has also served as the Chief Financial Officer of NMM since March 2018. Prior to joining NMM, Mr. Chin served as the Controller/Head of Finance — Real Estate of Public Storage, Inc., a New York Stock Exchange listed company and a member of the S&P 500. From May 2011 to October 2015, he served as Assistant Vice-President — Financial Reporting of Alexandria Real Estate Equities, Inc., a New York Stock Exchange listed company and a member of the S&P 500. Mr. Chin began his career at Ernst & Young LLP in 2002. In his role as an Assurance Senior Manager at Ernst & Young LLP, Mr. Chin provided assurance services to both publicly traded companies and private companies. In addition to providing audit and attestation services, Mr. Chin assisted clients with services related to equity offerings, debt offerings and technical research. Mr. Chin is a Certified Public Accountant and received his Bachelor of Arts degree in Business/Economics with Accounting and Computing from UCLA.
Adrian Vazquez, M.D.   Dr. Vazquez has served as our Chief Medical Officer since September 2019. He previously served as our Co-Chief Medical Officer from December 2017 to August 2019. Previously, Dr. Vazquez served as our Chief Medical Officer from March 2014 to December 2017 and our President and Chairman of the Board from 2008 to 2011. Dr. Vazquez co-founded ApolloMed Hospitalists, one of our consolidated variable interest entities, in 2001. He received his B.S. in Biology from the University of California, Irvine, his medical degree from the University of California, Irvine School of Medicine and conducted his residency in internal medicine at the Los Angeles County-University of Southern California Medical Center.
Albert Young, M.D.   Dr. Young has served as our Chief Administrative Officer since September 2019. He previously served as our Co-Chief Medical Officer from December 2017 to August 2019. Dr. Young has also served as the Chief Medical Officer of NMM since 2006, as a member of NMM’s board of directors since 2010 and as the Chief Medical Officer of APC from 2004 to 2019. Dr. Young received his undergraduate degree from West Virginia University and his medical degree from West Virginia University School of Medicine. He completed his internal medicine residency training at the Los Angeles County-University of Southern California Medical Center. Upon completing his residency training, Dr. Young completed a fellowship in pulmonary medicine at the Los Angeles County-University of Southern California Medical Center. As an advocate of general preventive medicine, Dr. Young also obtained a Master’s degree in Public Health from UCLA in 1998.

DIRECTOR COMPENSATION
Non-employee director compensation in 2019 consisted of the following:
•
A monthly cash fee of $2,000 for attending board meetings held from January 1, 2019 to September 30, 2019;

•
An annual cash retainer of $80,000 for board services, paid in monthly installments beginning on October 1, 2019;

•
An annual cash retainer for committee members, paid in monthly installments from January 1, 2019 to September 30, 2019, in the following amounts: Audit Committee — $12,000, Compensation Committee — $6,000 and Nominating & Corporate Governance Committee — $3,000;

•
An annual cash retainer for committee members, paid in monthly installments beginning on October 1, 2019, in the following amounts: Audit Committee — $12,000, Compensation Committee — $10,000 and Nominating & Corporate Governance Committee — $10,000;

•
An annual cash retainer for committee chairpersons, paid in monthly installments from January 1, 2019 to September 30, 2019, in the following amounts: Audit Committee — $6,000, Compensation Committee — $3,000 and Nominating & Corporate Governance Committee — $1,000;

•
An annual cash retainer for committee chairpersons, paid in monthly installments beginning on October 1, 2019, in the following amounts: Audit Committee — $10,000, Compensation Committee — $5,000 and Nominating & Corporate Governance Committee — $5,000;

•
An annual cash fee of $16,000 for the lead independent director, paid in monthly installments from January 1, 2019 to September 30, 2019;

•
An annual cash fee of $20,000 for the lead independent director, paid in monthly installments beginning on October 1, 2019;

•
Additional cash compensation, at a rate of $1,200 per day or a pro-rated portion thereof, for Board service requiring out-of-town travel;

•
A one-time cash payment for non-employee directors who served on a special project subcommittee of the Board which evaluated and assessed a series of interrelated transactions between the Company and its affiliated entities; and

•
Options to purchase shares of the Company’s common stock, which generally vest quarterly over a one-year period following the grant date, subject to the director’s continued service with the Company.

The following table reflects the compensation awarded to, earned by or paid to our directors for the year ended December 31, 2019. Drs. Sim and Lam are not included in the following table because they received no separate compensation for their services as directors of the Company, and all compensation earned by them during the year ended December 31, 2019 as executive officers of the Company is reflected in the Summary Compensation Table below:
Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) (3) ($)	All Other Compensation(4) ($)	Total ($)
Mitchell W. Kitayama	72,253	219,333(8)(9)(10)	36,000	327,586
David G. Schmidt.	54,750	219,333(8)(9)(10)	36,000	310,083
Mark Fawcett	45,000	219,333(8)(9)(10)	57,900	322,233
Michael F. Eng .	69,000(5)	183,333(8)(9)	—	252,333
Li Yu	38,000	183,333(8)(9)	—	221,333
Ernest A. Bates, M.D	42,750	183,333(8)(9)	—	226,083
Linda Marsh(6)	—	98,000(9)	—	98,000
John Chiang	57,000	114,000(9)(11)	16,000	187,000
Matthew Mazdyasni(7)	20,000	—	198,300	218,300

(1)
The amounts reported in this column represent total cash compensation earned or paid in 2019 for service as a director.

(2)
The amounts reported in this column represent the aggregate grant date fair value of the options to purchase shares of the Company’s common stock granted in 2019 under the Company’s 2015 Equity Incentive Plan, as calculated in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. These amounts do not reflect the actual economic value that may be realized by the non-employee director upon vesting or the exercise of the stock options, or the sale of the common stock underlying such options.

(3)
The following table sets forth the aggregate number of outstanding stock options held by each non-employee director listed in the above table as of December 31, 2019:

Name	Aggregate Number of Options Awards Outstanding
Mitchell W. Kitayama	22,050
David G. Schmidt.	102,050
Mark Fawcett	57,050
Michael F. Eng	18,500
Li Yu	18,500
Ernest A. Bates, M.D	18,500
Linda Marsh	73,500
John Chiang	12,578
Matthew Mazdyasni	—

(4)
The amounts reported in this column represent fees paid in cash to certain directors for serving on a special project subcommittee and fees for board service requiring out-of-town travel. The following directors received the following fees for special project subcommittee service: Mr. Kitayama — $36,000, Mr. Schmidt — $36,000, Mr. Fawcett — $36,000 and Mr. Chiang — $16,000. Mr. Fawcett and Mr. Mazdyasni were compensated for board service requiring out-of-town travel in the amounts of $21,900 and $6,600, respectively. Prior to joining the Board on September 29, 2020, Mr. Mazdyasni received $191,700 for consulting services provided to the Company in 2019.

(5)
Includes $12,000 in fees for Board service earned in 2018, but paid in 2019.

(6)
Ms. Marsh does not receive non-employee director cash compensation, but is eligible to receive awards under the Company’s equity incentive plans.

(7)
Mr. Mazdyasni was elected to the Board on September 29, 2019.

(8)
On January 11, 2019, Messrs. Kitayama, Schmidt, Fawcett, Eng, Yu and Dr. Bates were granted non-qualified stock options for board services provided in 2018. Each director received 7,500 options to purchase shares of the Company’s common stock at an exercise price of $18.11. Options vested quarterly over a one year period from date of grant.

(9)
On October 11, 2019, Messrs. Kitayama, Schmidt, Fawcett, Eng, Yu, Chiang, along with Dr. Bates and Ms. Marsh, were granted non-qualified stock options for board services provided in 2019. Each director received 11,000 options to purchase shares of the Company’s common stock at an exercise price of $15.35. Options vested quarterly over a one year period from date of grant.

(10)
On November 25, 2019, Messrs. Kitayama, Schmidt and Fawcett were granted non-qualified stock options for services provided on the special project subcommittee in 2019. Each director received 3,550 options to purchase shares of the Company’s common stock at an exercise price of $17.57. Options vested quarterly over a one year period from date of grant. These stock options were subsequently rescinded by the Company on February 5, 2020 and the entire grant was deemed to be null, void and of no force or effect as of the date of grant. New stock options were granted to Messrs. Kitayama, Schmidt and Fawcett on February 5, 2020. Each director received 3,409 options to purchase shares of the Company’s common stock at an exercise price of $18.41. These options vest quarterly over a one year period commencing on November 25, 2019.

(11)
On November 25, 2019, Mr. Chiang was granted non-qualified stock options for services provided on the special project subcommittee in 2019. He was granted 1,578 options to purchase shares of the Company’s common stock at an exercise price of $17.57. Options vested quarterly over a one year period from date of grant. These stock options were subsequently rescinded by the Company on February 5, 2020 and the entire grant was deemed to be null, void and of no force or effect as of the date of grant. New stock options were granted to Mr. Chiang on February 5, 2020. He received 1,515 options to purchase shares of the Company’s common stock at an exercise price of $18.41. These options vest quarterly, over a one year period, commencing on November 25, 2019.

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of Apollo Medical Holdings, Inc. has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee
Mitchell W. Kitayama (Chairman)
Mark Fawcett
John Chiang
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis explains the material elements of the compensation awarded to, earned by, or paid to the executive officers named in the Summary Compensation Table below during 2019, who we refer to as our “named executive officers.”
At the Company’s 2019 annual meeting of stockholders, the stockholders approved, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Company’s proxy statement filed with the SEC on April 30, 2019. Based in part upon the results of this stockholder advisory vote, the Compensation Committee has determined to follow the stockholders’ recommendation and to continue to follow its compensation policies and procedures.
Compensation Program Objectives and Philosophy
The Compensation Committee oversees the design and administration of the compensation program for our executive officers. The Compensation Committee’s primary objectives in structuring and administering our executive officer compensation program are to:
•
Attract, motivate and retain talented and dedicated executive officers; and

•
Reinforce business strategies and objectives for enhanced stockholder value.

To achieve these goals, the Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the Committee believes are comparable with those of executive officers at other public companies having a similar size and line of business, while taking into account our relative performance and our own strategic goals.
The principal elements of our executive compensation program are base salaries, discretionary cash bonus awards, equity award grants and other benefits and perquisites. Our benefits and perquisites consist of life, disability and health insurance benefits and a qualified 401(k) savings plan.
We view these components of compensation as related, but distinct. Although the Compensation Committee reviews total compensation, we do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other components. We determine the appropriate level for each compensation component based in part on compensation paid to executive officers at comparable companies consistent with our recruiting and retention goals, our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance.
Determination of Compensation Awards
The Compensation Committee typically performs an annual strategic review of our executive officers’ compensation to determine whether such compensation provides adequate incentives and motivation to our executive officers and whether it adequately compensates our executive officers relative to comparable officers in other similarly situated companies.

For compensation decisions relating to executive officers other than our Co-Chief Executive Officers, the Compensation Committee considers recommendations from our Co-Chief Executive Officers and Executive Chairman. When determining compensation for our Co-Chief Executive Officers and Executive Chairman, the Compensation Committee considers such factors as competitive industry salaries, an assessment of each Co-Chief Executive Officer’s contributions made during the preceding year and his respective industry expertise.
Review of Compensation Surveys
The Compensation Committee believes that it is important when making its compensation-related decisions to be informed as to the current practices of similarly situated companies. As a result, the Compensation Committee, from time to time, reviews broad-based third-party surveys and other information collected from public and private sources regarding the compensation for executive officers of comparably sized companies. The Compensation Committee considers the information in these surveys in connection with establishing the base salaries, performance-compensation awards, equity awards and other benefits and perquisites for our named executive officers. The Compensation Committee has not, to date, retained an independent compensation consultant.
The Compensation Committee does not believe that the compensation of our named executive officers should be established solely by reference to the compensation programs of other companies or that the compensation of our named executive officers should be set as a specified percentage of the average compensation that is paid to executive officers of other companies. However, the Compensation Committee believes that collecting and reviewing this compensation survey information is a useful resource in providing information about current compensation practices and in confirming that the Company’s executive compensation program remains competitive.
Base Salaries
We provide our named executive officers with base salaries that we believe enable us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals, while taking into account the unique circumstances of our company. We review base salaries for our named executive officers annually, and increases, if any, are based on our performance and individual performance.
In January 2019, upon a recommendation of the Compensation Committee, the Board approved adjusting the base salaries for Executive Chairman and Co-Chief Executive Officer, Kenneth Sim, M.D., and Co-Chief Executive Officer, Thomas Lam, M.D., to $950,000, effective for calendar years 2018 and 2019. This adjustment increased Dr. Sim’s annual base salary for calendar year 2018 from $493,455 to $950,000, and an increased Dr. Lam’s annual base salary for calendar year 2018 from $493,455 to $950,000. We do not apply specific formulas to determine changes in salaries. Instead, the salaries of our named executive officers were reviewed by the Compensation Committee and were adjusted to reflect the market.
CEO Pay Ratio
As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation paid to the median employee and the annual total compensation of each of our Co-Chief Executive Officers, Dr. Sim and Dr. Lam.
For 2019, our last completed fiscal year, the median of the annual total worldwide compensation of our employees (other than our Co-Chief Executive Officers) was $42,506. As reported in the Summary Compensation Table, the annual total compensation of Dr. Sim and Dr. Lam was $2,495,730 and $2,489,144, respectively.
Based on this information, for 2019, the ratio of the annual total compensation of Dr. Sim and Dr. Lam to the median of the annual total compensation of all our employees (other than our Co-Chief Executive Officers) was 59 to 1 and 59 to 1, respectively. We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Co-Chief Executive Officers:
•
We determined that, as of December 31, 2019, our employee population consisted of 614 individuals, excluding our Co-Chief Executive Officers. This population consisted of full time and part time employees employed with us as of the determination date.

•
For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $42,506.

•
For the annual total compensation of our Co-Chief Executive Officers, we used the amounts reported in the “Total” column of our 2019 Summary Compensation Table included in this proxy statement.

Annual Cash and Stock-Based Bonus Awards
During each fiscal year, the Compensation Committee evaluates our bonus compensation practices in light of the objectives of the compensation program. As a result of this evaluation, the Compensation Committee determined that it was appropriate for our executive officers to be eligible to receive cash and/or stock-based bonus compensation based upon their individual performance during 2019.
Executive Officers’ Benefits and Perquisites
We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits and participate in our defined contribution 401(k) plan. We provide these benefits to create additional incentives for our executive officers and to remain competitive in the general marketplace for executive talent.
No Hedging Policy
We do not have any policy restricting our employees, including officers or directors, from hedging our securities.

COMPENSATION TABLES AND RELATED NARRATIVE
Summary Compensation Table
The following table discloses the compensation awarded to, earned by, paid to or accrued to our named executive officers listed therein for the years ended December 31, 2019, 2018 and 2017, respectively:
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Kenneth Sim, M.D. Executive Chairman and Co-Chief Executive Officer	2019	950,000	100,000(3)	1,133,619	290,000	22,111(6)(7)	2,495,730
	2018	950,000	—	—	—	21,346(6)	971,346
	2017	500,492	350,000	—	—	6,649(6)	857,141
Thomas Lam, M.D. Co-Chief Executive Officer and President	2019	950,000	100,000(3)	1,133,619	290,000	15,525(6)(7)	2,489,144
	2018	950,000	—	—	—	14,841(6)	964,841
	2017	489,550	350,000	—	—	6,640(6)	846,189
Eric Chin Chief Financial Officer and Corporate Secretary	2019	300,000	30,000	105,370(5)	—	21,207(8)	456,577
	2018	230,769	30,000(4)	—	—	—	260,769
	2017	—	—	—	—	—	—
Hing Ang Chief Operating Officer	2019	270,000	10,000	67,491(5)	—	1,762(9)	349,253
	2018	270,000	655,059	631,562	—	—	1,556,621
	2017	216,346	250,000	—	—	16,337(9)	482,683
Adrian Vazquez, M.D. Chief Medical Officer	2019	450,000	—	—	—	67,062(10)	517,062
	2018	450,000	—	—	—	32,111(10)	482,111
	2017	633,136	—	—	—	65,238(10)	698,374
Albert Young, M.D. Chief Administrative Officer	2019	346,286	—	34,627(5)	—	500(7)	381,413
	2018	346,286	—	—	—	—	346,286
	2017	339,139	100,000	—	—	—	439,139

(1)
The table includes compensation earned by the Company’s Executive Chairman, Co-Chief Executive Officers, Chief Financial Officer and three other most highly compensated executive officers. The table includes compensation earned by Dr. Sim, Dr. Lam, Mr. Ang and Dr. Young during 2017 for services performed for NMM prior to NMM becoming a wholly owned subsidiary of the Company pursuant to a business combination between NMM and the Company on December 8, 2017 (the “Merger”), as well as their compensation earned from the Company (including its subsidiaries) following the closing of the Merger. The table also includes compensation earned by Dr. Vazquez during 2017 for services performed for the Company and its subsidiaries prior to the completion of the Merger, as well as his compensation earned from the combined company, including its subsidiaries, following the closing of the Merger. The principal positions used in the table reflect the listed individuals’ current positions at the Company as of the date of this proxy statement, and compensation reflected in the table does not necessarily relate to such positions. Compensation received through their relationships with APC, a variable interest entity, as included in the Company’s consolidated financial statements, including patient care reimbursement for serving patients in their capacities as physicians, if any, is not included.

(2)
The amount shown in this column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 “Compensation — Stock Compensation.” Please see footnote 1 of the Grant of Plan-Based Awards in 2019 table below for a discussion of the assumptions and methodologies used to calculate the valuations of the stock and option awards.

(3)
Reflects bonus awarded in 2019; cash payment received in 2020.

(4)
Reflects bonus awarded in 2018; cash payment received in 2019.

(5)
Includes the aggregate fair value of restricted stock awarded on November 27, 2019 that was subsequently rescinded by the Compensation Committee on February 5, 2020. The number of shares of such restricted stock award granted on November 27, 2019 were as follows: Mr. Chin — 4,083 restricted shares with a grant date fair value of $75,005; Mr. Ang — 3,674 restricted shares with a grant date fair value of $67,491; Dr. Young — 1,885 restricted shares with a grant date fair value of $34,627.

(6)
Reflects health, dental and life insurance premiums paid for the applicable year.

(7)
Includes cash payment of $500 for serving as a member of NMM Board of Directors in 2019.

(8)
Reflects $6,953 for health, dental and life insurance premiums paid for the applicable year, a cash payment of $8,654 for unused paid time off, and $5,600 relating to the Company’s 401(k) matching contribution

(9)
Reflects $1,762 for health, dental and life insurance premiums paid in 2019 and a cash payment of $16,337 for unused paid time off in 2017.

(10)
Reflects health, life, disability insurance premiums aggregating payment of $35,500 in 2019, $26,611 in 2018 and $30,640 in 2017; cash payments of $25,962 and $34,598 for unused paid time off in 2019 and 2017, respectively; and the Company’s 401(k) matching contribution of $5,600 and $5,500 for 2019 and 2018, respectively.

For a description of the material terms of the employment agreements, please see “Named Executive Officer Employment Agreements and Potential Payments Upon Change of Control or Termination” below.
Grants of Plan-Based Awards in 2019
The following table sets forth information regarding equity awards granted under the Company’s 2015 Equity Incentive Plan to our named executive officers in 2019:
Name	Grant Date	Stock Awards: Number of Shares of Stock (#)	Option Awards: Number of Shares of Stock Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Kenneth Sim, M.D.	12/30/2019	61,343(2)	—	—	1,133,619
	12/30/2019	—	28,046(5)	$18.65	290,000
Thomas S. Lam, M.D.	12/30/2019	61,343(2)	—	—	1,133,619
	12/30/2019	—	28,046(5)	$18.65	290,000
Eric Chin	01/30/2019	1,599(3)	—	—	30,365
	11/27/2019	4,083(4)	—	—	75,005
Hing Ang	11/27/2019	3,674(4)	—	—	67,491
Albert Young, M.D.	11/27/2019	1,885(4)	—	—	34,627

(1)
The amount shown in this column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 “Compensation — Stock Compensation.” The value shown of the stock awards is based on the fair market value of the Company’s common stock on the date of grant and was computed by multiplying the number of shares awarded to each officer by the closing price of the Company’s common stock on the date of grant. The amount shown for the stock award excludes the impact of estimated forfeiture related to service based vesting conditions and may not correspond to the actual value that is recognized by each officer upon the vesting of such grant. The value shown of the option awards reflects the fair value of the nonqualified stock options granted to each officer and is computed using the Black-Scholes option pricing model value. Assumptions used in the calculation of the option awards are included in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 16, 2020.

(2)
Reflects restricted stock awarded with time based restrictions that lapse in three equal installments, on December 30, 2020, December 30, 2021 and December 30, 2022. Vesting is generally contingent on each officer’s continuedemployment with the Company through the applicable vesting date. The award was granted in recognition of performance in 2019 and was not based on any pre-established performance goals.

(3)
Reflects restricted stock awarded in recognition of performance in 2018. The award was fully vested as of the grant date.

(4)
Reflects restricted stock awarded with time based restrictions that lapse in three equal installments, on March 31, 2020, March 31, 2021 and March 31, 2022. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date. The award was granted in recognition of performance in 2019 and was not based on any pre-established performance goals. These restricted stock awards were subsequently rescinded by the Compensation Committee on February 5, 2020 and the entire grant was deemed to be null, void and of no force or effect as of the date of grant. New restricted stock was awarded to Mr. Chin, Mr. Ang and Dr. Young on February 5, 2020 in recognition of their performance in 2019. See footnote 5 of the Summary Compensation Table above for further detail. The restricted stock awards vest on an annual basis in three equal installments from the grant date and are contingent on each officer’s continued employment with the Company through the applicable vesting date.

(5)
Reflects nonqualified stock options granted to each officer with a term of five years. Options vest in three equal installments, on December 30, 2020, December 30, 2021 and December 30, 2022.

Outstanding Equity Awards at Year-End
The following table summarizes the outstanding equity awards held by each of the following named executive officers of the Company as of December 31, 2019:
		OPTION AWARDS(1)				STOCK AWARDS
Name	Grant Date	Number of Shares of Stock Underlying Unexercised Options — Exercisable (#)	Number of Shares of Stock Underlying Unexercised Options — Unexercisable (#)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(2) (#)
Kenneth Sim, M.D	12/30/2019	—	28,046	$18.65	12/30/2024	—	—
	12/30/2019(3)	—	—	—	—	61,343	1,129,325
Thomas Lam, M.D	12/30/2019	—	28,046	$18.65	12/30/2024	—	—
	12/30/2019(3)	—	—	—	—	61,343	1,129,325
Eric Chin	11/27/2019(4)	—	—	—	—	4,083	75,168
Hing Ang	11/27/2019(4)	—	—	—	—	3,674	67,638
Adrian Vasquez, M.D.	—	—	—	—	—	—	—
Albert Young, M.D	11/27/2019(4)	—	—	—	—	1,885	34,703

(1)
Reflects nonqualified stock options granted to each officer with a term of five years. Options vest in three equal installments, on December 30, 2020, December 30, 2021 and December 30, 2022. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date.

(2)
The amounts shown in this column were computed by multiplying the number of shares awarded to each officer by the closing price of the Company’s common stock on December 31, 2019.

(3)
Reflects restricted stock awarded with time based restrictions that lapse in three equal installments, on December 30, 2020, December 30, 2021 and December 30, 2022. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date.

(4)
Reflects restricted stock awarded with time based restrictions that lapse in three equal installments, on March 31, 2020, March 31, 2021 and March 31, 2022. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date. The award was granted in recognition of performances in 2019 and was not based on any pre-established performance goals. These restricted stock awards were subsequently rescinded by the Compensation Committee on February 5, 2020 and the entire grant was deemed to be null, void and of no force or effect as of the date of grant. See footnote 4 of the Grants of Plan-Based Awards in 2019 above for further detail.

Options Exercises and Stock Vested at Year-End
The following table provides information on restricted stock that vested for the following named executive officers of the Company during the year ended December 31, 2019. No named executive officer exercised any options in 2019.
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Kenneth Sim, M.D.	—	—
Thomas S. Lam, M.D.	—	—
Eric Chin	1,599	30,365
Hing Ang	—	—
Adrian Vasquez, M.D.	—	—
Albert Young, M.D.	—	—

(1)
Value realized represents the quoted market value of the underlying shares on the vesting date multiplied by the number of shares vested.

Named Executive Officer Employment Agreements and Potential Payments Upon Change of Control or Termination
Dr. Sim, the Company’s Executive Chairman and Co-Chief Executive Officer, is currently employed on an at-will basis pursuant to an unwritten agreement. His annual base salary in 2020 is $950,000. Dr. Sim is entitled to participate in the Company’s retirement, disability, insurance, medical, or other employee benefit plan that are generally available to all employees of the Company. Dr. Sim may be awarded cash bonuses or equity awards on a discretionary basis. Any unvested options accelerate upon a change of control. The acceleration of any unvested restricted stock awards is subject to Compensation Committee or Board approval. Dr. Sim is not otherwise contractually entitled any severance or other payment upon termination or a change of control.
Dr. Lam, the Company’s Co-Chief Executive Officer, is currently employed on an at-will basis pursuant to an unwritten agreement. His annual base salary in 2020 is $950,000, and he is entitled to participate in the Company’s retirement, disability, insurance, medical, or other employee benefit plan that are generally available to all employees of the Company. Dr. Lam may be awarded cash bonuses or equity awards on a discretionary basis. Any unvested options accelerate upon a change of control. The acceleration of any unvested restricted stock awards is subject to Compensation Committee or Board approval. Dr. Lam is not otherwise contractually entitled any severance or other payment upon termination or a change of control.
The Company entered into an employment agreement with Eric Chin, the Company’s Chief Financial Officer and Corporate Secretary, on June 5, 2018. Under the employment agreement, the Company agreed to pay Mr. Chin an annual salary of $300,000 and a $30,000 guaranteed minimum bonus annually (prorated if he is terminated without cause). Mr. Chin’s employment with the Company is “at-will”. The acceleration of any unvested restricted stock awards is subject to Compensation Committee or Board approval. Mr. Chin is not otherwise contractually entitled any severance or other payment upon termination or a change of control.

Hing Ang, the Company’s Chief Operating Officer, is currently employed on an at-will basis pursuant to an unwritten agreement. Mr. Ang’s current annual base salary is $270,000, and he is entitled to participate in the Company’s retirement, disability, insurance, medical, or other employee benefit plan that are generally available to all employees of the Company. Mr. Ang may be awarded cash bonuses or equity awards on a discretionary basis. The acceleration of any unvested restricted stock awards is subject to Compensation Committee or Board approval. Mr. Ang is not otherwise contractually entitled any severance or other payment upon termination or a change of control.
The Company entered into an executive employment agreement with Dr. Vazquez, the Company’s Chief Medical Officer, on December 20, 2016. Such employment agreement has an initial term of three years with automatic renewals and provides for, among other items, annual base salaries, discretionary bonuses and participation in the Company’s equity incentive plans. The Company may terminate employment with Dr. Vazquez in the event of death or disability of the officer, without cause upon thirty days prior written notice, or for “Cause” as defined in the agreement at any time. Dr. Vazquez may terminate the agreement at any time and for any reason, including, but not limited to, “Good Reason” as defined in the agreement. Upon termination of the officer’s employment by the Company for “Cause” or by the officer without “Good Reason”, he shall be entitled to any accrued but unpaid base salary, annual bonus, paid time off and expense reimbursement. Upon termination of the officer’s employment without “Cause” or by the officer for “Good Reason”, in addition to any accrued but unpaid base salary, paid time off and expense reimbursement, he shall be entitled to receive an amount equal to twenty-four months of his base salary in effect before the employment terminates. The officer shall also be entitled to an amount in cash equal to the premiums that the Company pays for the officer under its group medical, dental and vision programs for twelve months following the date of termination. The employment agreement also contains restrictive covenants for the Company’s benefit and customary provisions regarding confidentiality of information and assignment of inventions.
Dr. Young, the Company’s Chief Administrative Officer, is currently employed on an at-will basis pursuant to an unwritten agreement. Dr. Young’s current annual base salary is $346,286, and he is entitled to participate in the Company’s retirement, disability, insurance, medical, or other employee benefit plan that are generally available to all employees of the Company. Dr. Young may be awarded cash bonuses or equity awards on a discretionary basis. The acceleration of any unvested restricted stock awards is subject to Compensation Committee or Board approval. Dr. Young is not otherwise contractually entitled any severance or other payment upon termination or a change of control.
Hospitalist Agreement
Effective June 2016, ApolloMed Hospitalists (“AMH”), a variable interest entity of the Company, entered into an Amended and Restated Hospitalist Participation Service Agreement with Dr. Vazquez. Pursuant to the Hospitalist Agreement, Dr. Vazquez provides physician services for AMH. Such Hospitalist Agreement provides for the following compensation and benefit to Dr. Vazquez (i) hourly compensation for covered inpatient intensive medicine services; (ii) payment of medical malpractice insurance, with specified minimum coverage; and (iii) maintenance of a “tail” policy for at least five years following the termination of the Hospitalist Agreement.
Compensation Risk
Our Compensation Committee reviewed the compensation policies and practices of the Company that could have a material impact on the Company. The Compensation Committee’s review considered whether any of these policies and practices may encourage inappropriate risk-taking, whether any policy or practice may give rise to risks that are reasonably likely to have a material adverse effect on us, and whether it would recommend any changes to the Company’s compensation policies and practices. The Compensation Committee also reviewed risk-mitigating controls with the Board such as the degree of committee and senior management oversight of each compensation program and the level and design of internal controls over such programs. Based on these reviews, the Company determined that risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
In 2019, the members of our Compensation Committee were Messrs. Kitayama (chairman), Fawcett and Chiang, who are all non-employee directors. None of these committee members (1) was an officer or employee of the Company during or prior to the time they served on the Compensation Committee or (2) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of SEC Regulation S-K. None of the Company’s executive officers served on the board of directors or compensation committee of a company that had an executive officer who served as a member of our Board or compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth information, as of April 27, 2020 regarding the beneficial ownership of each class of our outstanding equity securities by:
•
each person whom we know beneficially owns more than 5% of any class of our outstanding securities;

•
each of our directors and nominees for the board of directors;

•
each named executive officer listed in the Summary Compensation Table below; and

•
all of our directors and executive officers, including named executive officers, as a group.

As a result of a business combination between Apollo Medical Holdings, Inc. and NMM in December 2017, NMM became and is a wholly-owned subsidiary of the Company. Pursuant to instructions to Item 403 of Regulation S-K, all shares of our Series A preferred stock and all shares of our Series B preferred stock, which are currently held by NMM, are excluded from our outstanding securities. Therefore, only one class of our equity securities, our common stock, is outstanding as of April 27, 2020. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. The information provided in the following table is based on our records, information filed with the SEC, and information provided to us by the applicable beneficial owner.
Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class(1)
More Than 5% Stockholders
Allied Physicians of California, A Professional Medical Corporation. 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801	17,517,288(2)	32.89%
Directors and Executive Officers:
Kenneth Sim, M.D	1,960,856(3)	3.68%
Thomas S. Lam, M.D	1,966,907(4)	3.69%
Albert Young, M.D	1,072,624(5)	2.02%
Adrian Vazquez, M.D	525,767(6)	*
Hing Ang	38,316	*
Eric Chin	4,442	*
Linda Marsh	588,081 (7)	1.11%
David G. Schmidt	94,704 (8)	*
Mark Fawcett	59,706(9)	*
Mitchell W. Kitayama	14,706(10)	*
Michael F. Eng	17,890(11)	*
Ernest A. Bates, M.D	13,000(12)	*
Li Yu	13,000(13)	*
John Chiang	6,357(14)	*
Matthew Mazdyasni	—	—%
All Executive Officers and Current Directors as a Group (15 persons)	6,376,356(15)	11.87%

*
Less than 1%

(1)
Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Applicable percentage ownership is based on 53,057,073 shares of the Company’s common stock, issued and outstanding, as of April 27, 2020, according to the records maintained by our transfer agent. In computing the number of shares of stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares subject to options, warrants, and convertible securities held by that person or entity that are currently exercisable or convertible or that will become exercisable or convertible within 60 days following April 27, 2020 for the purpose of computing the ownership percentage of that person, but such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
(2)
Includes 210,074 shares of common stock subject to warrants that are exercisable within 60 days following April 27, 2020. Under applicable accounting rules, APC is a variable interest entity of NMM.

(3)
Includes 195,300 shares of common stock subject to warrants that are exercisable within 60 days following April 27, 2020.

(4)
Includes 195,293 shares of common stock subject to warrants that are exercisable within 60 days following April 27, 2020.

(5)
Includes 107,837 shares of common stock subject to warrants that are exercisable within 60 days following April 27, 2020.

(6)
Includes 4,826 shares of common stock subject to options that are exercisable within 60 days following April 27, 2020.

(7)
Includes 68,000 shares of common stock subject to options that are exercisable within 60 days following April 27, 2020 and 520,081shares of our common stock held by Alliance Apex, LLC. Ms. Marsh is the sole manager and sole member of Alliance Apex, LLC.

(8)
Includes 94,704 shares of common stock subject to options that are exercisable within 60 days following April 27, 2020.

(9)
Includes 49,706 shares of common stock subject to options that are exercisable within 60 days following April 27, 2020 but does not include 800,000 shares of our common stock held by NNA of Nevada, Inc. (“NNA”). Mr. Fawcett is the Senior Vice President and Treasurer of FMCH, the parent corporation of NNA.

(10)
Includes 14,706 shares of common stock subject to options that are exercisable within 60 days following April 27, 2020.

(11)
Includes 13,000 shares of common stock subject to options that are exercisable within 60 days following April 27, 2020.

(12)
Includes 13,000 shares of common stock subject to options that are exercisable within 60 days following April 27, 2020.

(13)
Includes 13,000 shares of common stock subject to options that are exercisable within 60 days following April 27, 2020.

(14)
Includes 6,257 shares of common stock subject to options that are exercisable within 60 days following April 27, 2020.

(15)
Includes all of the shares identified in notes supra 3 through 14.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The Company’s 2010 Equity Incentive Plan (the “2010 Plan”), pursuant to which 500,000 shares of the Company’s common stock were reserved for issuance thereunder, was approved by the Company’s stockholders on March 4, 2010. The Company’s 2013 Equity Incentive Plan (the “2013 Plan”), pursuant to which 500,000 shares of the Company’s common stock were reserved for issuance thereunder, was approved by the Company’s stockholders as of April 29, 2013. As of December 31, 2019 there were no shares available for grant under the 2010 Plan or the 2013 Plan. The Company’s 2015 Equity Incentive Plan (the “2015 Plan”), pursuant to which 1,500,000 shares of the Company’s common stock were reserved for issuance thereunder, was approved by the Company’s stockholders on September 14, 2016. In addition, shares that are subject to outstanding grants under the 2010 and 2013 Plans but would have been restored to such plans’ reserve due to award forfeitures and terminations are rolled into, and become available for awards under, the 2015 Plan.
We do not currently have equity compensation plans, under which equity securities of the Company are authorized for issuance, that are not approved by our stockholders. The following table sets forth information concerning our stockholder-approved equity compensation plans as of December 31, 2019:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants, and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	782,681(2)	$9.22	519,966(3)
Total	782,681		519,966

(1)
The weighted-average exercise price is calculated based solely on the exercise prices of outstanding stock options.

(2)
This number includes the following: 105,000 shares subject to outstanding awards granted under the 2010 Plan, of which all such shares were subject to outstanding stock options; 95,000 shares subject to outstanding awards granted under the 2013 Plan, of which all such shares were subject to outstanding stock options; and 582,681 shares subject to outstanding awards granted under the 2015 Plan, of which 407,346 shares were subject to outstanding stock options and 175,335 shares were issued pursuant to restricted stock awards.

(3)
This number consists of 519,966 shares available for issuance under the 2015 Plan.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than 10% of a class of our equity securities registered under Section 12 of the Exchange Act with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. To the Company’s knowledge, based solely on a review of the Section 16(a) reports filed electronically with the SEC and written representations that no other reports were required during 2019, all reports required by Section 16(a) applicable to our executive officers and directors and greater than 10% beneficial owners were filed on a timely basis during 2019, except for the following: (i) four late Form 4s were filed on behalf of Mr. Sim with respect to ten transactions for the acquisition of Company stock; (ii) three late Form 4s were filed on behalf of Mr. Lam with respect to seven transactions for the acquisition of Company stock; (iii) two late Form 4s were filed on behalf of Mr. Young with respect to three transactions for the acquisition of Company stock; (iv) one late Form 4 were filed on behalf of Mr. Vasquez with respect to three transactions for the disposition of Company stock; (v) one late Form 4 was filed on behalf of each of the following directors with respect to one transaction each for the grant of options to purchase Company stock: Messrs. Bates, Chiang, Eng, Fawcett, Kitayama, Schmidt and Yu and Ms. Marsh; (vi) one late Form 4 was filed on behalf of APC with respect to two transactions for the acquisition of Company stock; and (vii) no Form 3 was filed on behalf of Mr. Mazdyasni, which Form 3 was subsequently filed on April 17, 2020.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board Recommendation
The Board recommends that our stockholders ratify the appointment of Ernst & Young LLP (“E&Y”) as the Company's independent registered public accounting firm for the fiscal year ending December, 31, 2020. While we are not required to have our stockholders ratify the appointment of E&Y as our independent registered public accounting firm, we are doing so because we value our stockholders' views on the Company’s independent registered public accounting firm. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain E&Y. If the selection of E&Y is ratified, the Audit Committee, in its discretion, may still direct the appointment of a different independent registered public accounting firm at any time it determines that such a change would be in the best interest of the Company and our stockholders.
Role of the Audit Committee
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements (taking into account the vote on stockholder ratification).
Competitive Process
The Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, during which E&Y and BDO USA, LLP, among others, submitted proposals to serve as our independent registered accounting firm for the fiscal year ending December 31, 2020. The Audit Committee evaluated the proposals and considered several factors, including audit quality, the benefits of tenure versus a fresh perspective, engagement team, potential transition risks, auditor independence and the appropriateness of fees relative to both efficiency and audit quality. As a result of this process, on April 24, 2020, the Audit Committee selected E&Y as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020.
The Audit Committee believes that the retention of E&Y as our independent registered public accounting firm is in the best interests of the Company and our stockholders. If the selection of E&Y is ratified by stockholders, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
BDO USA, LLP had served as the independent registered public accounting firm for the Company since 2014. Representatives of BDO USA, LLP are not expected to be present at the 2020 Annual Meeting.
Required Disclosures
As reported on the Company’s Current Report on Form 8-K filed on April 28, 2020:
•
On April 24, 2020, following a competitive selection process, the Audit Committee approved the engagement of E&Y as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and approved the dismissal of BDO USA, LLP from service as the Company’s independent registered public accounting firm, effective immediately. The Company engaged E&Y on April 27, 2020.

•
During the fiscal year ended December 31, 2019 and December 31, 2018 and through the subsequent interim period through April 24, 2020, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO would have caused BDO to make reference thereto in its reports on the consolidated financial statements of the Companies for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness identified in the Company’s internal control over financial reporting related to the review of completeness and accuracy of data included in the full risk pool reports provided by an external party based on which material amounts of revenue were recognized. The Company identified and disclosed this material weakness in Management’s Annual Report on Internal Control Over Financial Reporting in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which it filed with the SEC on March 18, 2019, and subsequently remediated the material weakness on December 31, 2019.
•
During the fiscal years ended December 31, 2019 and December 31, 2018 and through the subsequent interim period through April 27, 2020, neither the Company, nor any party on its behalf, consulted with E&Y with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided by E&Y to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Vote Required
The affirmative vote of a majority of the votes cast affirmatively or negatively on Proposal 2 at the 2020 Annual Meeting is required to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020. A stockholder may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. This proposal will pass, and the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2020 will be ratified, if the total votes cast “FOR” Proposal 2 exceed the total number of votes cast “AGAINST” Proposal 2. Brokerage firms and other nominees have the authority to vote uninstructed shares held by them in street name on this proposal. Broker non-votes and abstentions, if any, will not constitute votes cast and will accordingly have no effect on the outcome of the vote on this proposal.
Recommendation of the Board
THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH ON THIS PROPOSAL 2.

AUDIT COMMITTEE REPORT
The Audit Committee, which consists entirely of directors who currently meet the independence and experience requirements of NASDAQ, has furnished the following report:
The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of BDO USA, LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2019. In fulfilling its responsibilities, the Audit Committee took the following actions:
•
Reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2019 included in the Annual Report on Form 10-K and the unaudited consolidated financial statements included in the Quarterly Reports on Form 10-Q with management and BDO USA, LLP. Our officers represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also met privately with BDO USA, LLP and the Company’s internal auditors to discuss accounting policies and their application, internal controls over financial reporting, and other matters of importance to the Audit Committee, BDO USA, LLP or the internal auditors;

•
Discussed with BDO USA, LLP the matters required to be discussed under Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board;

•
Received the written disclosures and the letter from BDO USA, LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board, discussed with BDO USA, LLP about the firm’s independence, and concluded that BDO USA, LLP had been independent; and

•
Considered the status of pending litigation, internal controls, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited consolidated financial statements and discussions with management and BDO USA, LLP, the Audit Committee’s review of the representations of our officers, and the report of BDO USA, LLP to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. On the basis of these reviews and discussions, the Audit Committee believes that it has satisfied its responsibilities under its charter.
Audit Committee
David Schmidt, Chair
Michael Eng
John Chiang

AUDIT AND OTHER FEES
The following table presents fees for professional audit services rendered by BDO USA, LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2018 and 2019, respectively, and fees billed for other services rendered by BDO USA, LLP, as applicable, during each of those periods:
	2018	2019
Audit(1)	$1,347,663	$1,261,291
Audit Related	—	—
Tax	—	—
All Other Fees	—	—
Total	$1,347,663	$1,261,291

(1)
Represents aggregate fees charged by BDO USA, LLP for audit work performed on the annual financial statements, review of quarterly financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as the provision of consents in connection with the filing of registration statements, current reports on Form 8-K and related amendments and statutory audits.

The Audit Committee has determined that all services performed by BDO USA, LLP were are compatible with maintaining the independence of BDO USA, LLP. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, which may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval. For additional information concerning the Audit Committee and its activities with BDO USA, LLP, please see “Report of the Audit Committee” above.
ANNUAL REPORT ON FORM 10-K
You can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the year ended December 31, 2019 on the website of the U.S. Securities and Exchange Commission, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://apollomed.net/sec-filings. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Corporate Secretary, 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801. Exhibits will be provided upon written request and payment of an appropriate processing fee.
Important Notice Regarding the Availability of Proxy Materials for
the Stockholders Meeting to be Held on June 15, 2020
The Notice of Annual Meeting, Proxy Statement, form of proxy card and Annual Report to Stockholders are available at
https://materials.proxyvote.com/03763A.
You may request and receive a paper or email copy of our proxy materials relating to the 2020 Annual Meeting, free of charge by emailing sendmaterial@proxyvote.com or calling 1-800-579-1639, or visiting http: www.proxyvote.com.

STOCKHOLDER PROPOSALS
From time to time our stockholders may present proposals that may be proper subjects for inclusion in a proxy statement of the Company and for consideration at an annual meeting of our stockholders. Pursuant to Rule 14a-8 promulgated under the Exchange Act, to be included in the Company’s proxy statement for the 2021 annual meeting of our stockholders, any stockholder proposals must be received by us no later than December 31, 2020; provided that if the date of the 2021 annual meeting is more than 30 days from the date of the 2020 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. Stockholder proposals for nominating director candidates must be accompanied by a written consent of the proposed nominee to be named as a director. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals to be included in the Company’s proxy statement. Proposals that are not received in a timely manner will not be voted on at the 2021 annual meeting of our stockholders. Even if a stockholder proposal is received on time, the proxies that the Board solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Stockholders are advised to review and comply with the Company’s Restated Bylaws, which may contain additional requirements as to the timing, form and content of notice of stockholder proposals to us. Stockholder proposals should be marked for the attention of Corporate Secretary, Apollo Medical Holdings, Inc., 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801.

OTHER MATTERS
Management does not know of any matters to be presented at the 2020 Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement. If a stockholder vote is necessary to transact any other matter than properly comes before the 2020 Annual Meeting at the 2020 Annual Meeting, the proxy holders intend to vote all proxies received by them in accordance with their best judgment related to such matter.
It is important that your shares be represented at the 2020 Annual Meeting, regardless of the number of shares that you hold. TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO PROMPTLY VOTE BY TELEPHONE OR INTERNET AS INSTRUCTED ON THE ACCOMPANYING PROXY CARD OR THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS, OR COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS INSTRUCTED ON THE CARD. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.
Stockholders who are present at the 2020 Annual Meeting may revoke their proxies and vote online during the meeting or, if they prefer, may abstain from voting in person and allow their proxies to be voted.
By Order of the Board,
Kenneth Sim, M.D.
Executive Chairman
April 29, 2020
Alhambra, California

apollomed Directions for 2020 Annual Meeting of Stockholders Location: 1668 S. Garfield Avenue, 3rd Floor (Ballroom), Alhambra, California 91801 Date and Time: Monday, June 15, 2020 at 10:00 a.m. Pacific Daylight Time E. Glendon Way Exit Garfield Avenue I-10 E / I-10W Freeway Direction 10 CALIFORNIA INTERSTATE Valley Blvd. Blvd. tlantic A ve. A S.Garfield

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

0000377990_1 R1.0.1.17

The Board of Directors of the Company (the "Board of Directors") recommends you vote FOR all of the following nominees with respect to Proposal 1:	**For All**	**Withhold All**	**For All Except**	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below
	☐	☐	☐	

Nominees

01 Kenneth Sim, M.D.	02 Thomas S. Lam, M.D.	03 Mitchell W. Kitayama	04 David G. Schmidt
05 Mark Fawcett	06 Michael F. Eng	07 Li Yu	08 Ernest A. Bates, M.D.
09 Linda Marsh	10 John Chiang	11 Matthew Mazdyasni	

The Board of Directors recommends you vote FOR Proposals 2.	**For**	**Against**	**Abstain**
2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2020.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on any such other business that may property be presented before the annual meeting or at any adjournment or postponement thereof.

Please sign exactly your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	**Date**	**Signature (Joint Owners)**	**Date**

APOLLO MEDICAL HOLDINGS, INC.
Annual Meeting of Stockholders
June 15, 2020, 10:00 a.m., Pacific Time

This proxy is solicited by the Board of Directors

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Kenneth Sim, M.D. and Thomas S. Lam, M.D., and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Apollo Medical Holdings, Inc. (the "Company") registered in the name provided in this proxy which the undersigned is entitled to vote at the annual meeting of stockholders of the Company, to be held at 10:00 a.m., Pacific Time, on Monday, June 15, 2020, at the Company's offices at 1668 S. Garfield Avenue, 3rd Floor (Ballroom), Alhambra, California 91801, and at any adjournment or postponement of the meeting (the "2020 Annual Meeting"), with all the powers the undersigned would have if personally present at the meeting. The undersigned hereby authorizes and instructs each of said attorneys and proxies to vote on Proposals 1 and 2 as indicated on the reverse side hereof, and in accordance with their best judgment in connection with such other business (including in the event that any director nominee named in this proxy is unwilling or unable to serve, the election of any substitute therefor designated by either of said proxies) as may properly come before the 2020 Annual Meeting. Without limiting the general authorization given by this proxy, if the undersigned signs and returns this proxy but does not specify how the proxy is to be voted, all shares of common stock of the Company that the undersigned is entitled to vote at the 2020 Annual Meeting will be voted in accordance with the recommendations of the Board of Directors as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE SIDE. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THIS PROXY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

Continued and to be signed on reverse side